EXHIBIT 4.3 (b)

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT dated as of March 8, 2002 (this "Amendment") amends the Five-Year Revolving Credit Agreement dated as of October 6, 2000 among Anixter Inc. ("Anixter"), various subsidiaries of Anixter (the "Borrowing Subsidiaries"), various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, Anixter, the Borrowing Subsidiaries, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as follows.

1.1 ______ Amendment to Definition of "Consolidated Fixed Charge Expense". The definition of "Consolidated Fixed Charge Expense" is amended by deleting the phrase "cash interest expense (including the interest component of capital leases, the interest component of Synthetic Lease Obligations, facility fees, and fees for standby letters of credit, but excluding the interest accretion relating to the Subordinated LYONs Note)" therein and substituting therefor "net interest expense of the Consolidated Group (including the interest component of capital leases, the interest component of Synthetic Lease Obligations, facility fees, and fees for standby letters of credit, but excluding the interest accretion relating to the Subordinated LYONs Note and excluding amortization of deferred financing fees)".

1.2 ______ Amendment to Definition of "Restricted Payment". The definition of "Restricted Payment" is amended by (a) deleting the word "and" at the end of clause (v) and (b) inserting "and" and the following new clause (vii) in the appropriate numerical position prior to the proviso:

         "and (vii) any payment, redemption or purchase made by Anixter in respect of the Subordinated LYONs Note or the zero coupon senior Liquid Yield Option Notes due 2020 issued by AXE".

1.3 Amendment to Section 7.18. Section 7.18 is amended in its entirety to read as follows:

                  "7.18 ____ Minimum Consolidated Fixed Charge Coverage Ratio. No Borrower shall permit the Consolidated Fixed Charge Coverage Ratio calculated at the end of each Fiscal Quarter for the period of the immediately preceding four Fiscal Quarters to be less than (a) 2.00 to 1 for any period ending prior to September 30, 2002, (b) 2.25 to 1 for any period ending on or after September 30, 2002 but prior to December 31, 2002, (c) 2.50 to 1 for any period ending on or after December 31, 2002 but prior to June 30, 2003 and (d) 3.0 to 1 for any period ending on or after June 30, 2003."

SECTION 2. ________ Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Article V of the Credit Agreement is true and correct in all material respects, except to the extent that such warranty specifically refers to an earlier date, and (b) no Default or Event of Default exists.

SECTION 3. ________ Effectiveness. The amendments set forth in Section 1 above shall become effective when the Administrative Agent shall have received counterparts of this Amendment executed by Anixter, the Borrowing Subsidiaries and the Required Lenders.

SECTION 4.        Miscellaneous.

4.1 ______ Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit
Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

4.2 ______ Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois.

4.4 ______ Successors and Assigns. This Amendment shall be binding upon Anixter, the Borrowing Subsidiaries, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Anixter, the Borrowing Subsidiaries, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

1125896 00662759                                          S-22

     Delivered as of the day and year first above written.

     ANIXTER INC., as Borrower


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________


     ANIXTER INTERNATIONAL N.V./S.A., as a Borrowing Subsidiary


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________


     ANIXTER U.K. LTD., as a Borrowing Subsidiary


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     BANK OF AMERICA, N.A., as Administrative Agent


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________


     BANK OF AMERICA, N.A., as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     BANK ONE, NA, as Syndication Agent and Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________







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     THE BANK OF NOVA SCOTIA, as Documentation Agent and Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     SUNTRUST BANK, as Managing Agent and as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________

     CREDIT LYONNAIS CHICAGO BRANCH, as Managing Agent and as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________

     INTESABCI, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________

     BANCA NAZIONALE DEL LAVORO S.P.A. - NEW YORK BRANCH, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     THE BANK OF NEW YORK, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     THE DAI-ICHI KANGYO BANK, LTD., as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     U.S. BANK NATIONAL ASSOCIATION,
     (fka FIRSTAR BANK, N.A.), as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     THE FUJI BANK, LIMITED, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     NATIONAL CITY BANK, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________

     NATIONAL WESTMINSTER BANK, PLC NEW YORK AND/OR NASSAU
     BRANCHES, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________

     THE NORTHERN TRUST COMPANY, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________

     PNC BANK, N.A., as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     SUMITOMO MITSUI BANKING CORPORATION, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________

     U.S. BANK NATIONAL ASSOCIATION, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     WACHOVIA BANK, N.A., as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________




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     WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________

     COMERICA BANK, as a Lender


     By: _______________________________________________________
     Name: _____________________________________________________
     Title:______________________________________________________